Exhibit 99.(h)(3)(i)

PACIFIC FUNDS SERIES TRUST

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Agreement”),  by and between Pacific Funds Series Trust (the “Trust” or “Pacific Funds”), on behalf of the series of Pacific Funds designated in the schedules to this Agreement (each a “Fund,” collectively, the “Funds”), and Pacific Life Fund Advisors LLC (“Adviser”), is effective August 1, 2020. This Agreement supersedes the prior Expense Limitation Agreement dated August 1, 2017 (the “Prior Agreement”).

WHEREAS, the Trust is a Delaware statutory trust and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company of the series type;

WHEREAS, the Trust and the Adviser are parties to  an Investment Advisory Agreement dated June 13, 2001, as amended and assumed by the Adviser (the “Advisory Contract”), pursuant to which the Adviser is authorized to provide investment advisory services to each Fund for compensation based on the value of the average daily net assets of the Fund; and

WHEREAS, the Trust and the Adviser (collectively, the “Parties”) have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of the Funds at levels agreeable to the Parties;

NOW THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

I.                                      Expense Limitation

A.                                Expense Reimbursement.  To the extent Fund Operating Expenses incurred by a Fund exceed the Operating Expense Limit for that Fund (“Excess Amount”) the Adviser shall reimburse the Fund for the Excess Amount, as provided below.

B.                                 Fund Operating Expenses.  For purposes of this Agreement, “Fund Operating Expenses” shall consist of the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to administration fees and expenses; and organizational expenses. Fund Operating Expenses do not include the following: investment advisory fees (management fees); distribution and/or service fees; dividends on securities sold short; acquired fund fees and expenses; interest (including commitment fees); taxes (including foreign taxes on dividends, interest or gains); brokerage commissions and other transactional expenses; extraordinary expenses such as litigation expenses; and other expenses not incurred in the ordinary course of the Fund’s business (such as described in SEC No-Action Letters and IRS Private Letter Rulings).

C.                                 Operating Expense Limit. For purposes of this Agreement, the “Operating Expense Limit” for a Fund shall be the amount specified in the schedules hereto.

D.                                Method of Computation.  The Fund Operating Expenses for each Fund shall be annualized on a daily basis. If the annualized Fund Operating Expenses of a Fund exceeds the Operating Expense Limit then in effect for that Fund, the Adviser shall limit that Fund’s Fund Operating Expenses to the Operating Expense Limit by remitting to that Fund an amount that is sufficient to pay that day’s Excess Amount for that Fund.

E.                                  Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made in order that the amount of the payments remitted by the Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

F.                                   Recoupment by Adviser.  Each Fund agrees to repay the Adviser for amounts previously reimbursed, in accordance with the following sentence. The Adviser may recoup from a Fund in future periods, not to exceed three years from the date on which the reimbursement took place, amounts reimbursed by the Adviser pursuant to this Agreement and the Prior Agreement, provided the amount of recoupment would be limited to the lesser of (i) the Operating Expense Limit in effect at the time of the reimbursement or (ii) the Operating Expense Limit in effect at the time of recoupment.

II.        Term and Termination of Agreement

This Agreement shall have an initial term through July 31, 2021.  Thereafter, this Agreement shall automatically renew for successive one-year terms ending July 31st of each year, unless the Adviser provides written notice to the Board of Trustees of the Trust (the “Board”) of the Adviser’s decision not to renew this Agreement at least 10 calendar days prior to the beginning of the next one-year term.  In addition, this Agreement may be terminated with regard to one or more Funds at any time by the mutual agreement of the Parties, subject to Board approval, provided the Fund Operating Expenses through July 31st of the then current term would be no higher than the then applicable Operating Expense Limit for each such Fund (in other words, the resulting expense arrangement must be no less favorable to the affected Funds).

III.       Miscellaneous

A.                                Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

B.                                 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Contract or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Contract or the 1940 Act.

C.                                 Limitation of Liability. The Adviser shall look only to the assets of the respective Fund for performance of this Agreement and repayment of any claim hereunder that the Adviser may have with respect to that Fund, and neither any of the other Funds of the Trust, nor any of the Trust’s trustees, officers, employees, agents or shareholders, shall be liable therefore.

D.                                Entire Agreement.  This Agreement forms the entire understanding and agreement between the Parties with respect to the subject matter herein discussed.  As used in the preceding sentence and all other occurrences herein, “Agreement” includes  Schedules A, B, C and D hereto.

E.                                  Amendments.  This Agreement may be amended from time to time by the mutual agreement of the Parties, provided any amendment that increases the Operating Expense Limit for a Fund requires Board approval and cannot become effective before the expiration of the then current term.

F.                                   Choice of Law.  This Agreement shall be governed by the law of the State of Delaware, without regard to the conflict of law provision thereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

SCHEDULE A

to the AMENDED AND RESTATED PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  Portfolio Optimization Funds1

Operating Expense Limits for Class A, Class C and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate

Pacific Funds Portfolio Optimization Conservative

Pacific Funds Portfolio Optimization Moderate-Conservative

Pacific Funds Portfolio Optimization Moderate

Pacific Funds Portfolio Optimization Growth

Pacific Funds Portfolio Optimization Aggressive-Growth

0.15% through July 31, 2021 0.30% from August 1, 2021 through July 31, 2023

Effective:  August 1, 2020

1  Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth are, together, the “Portfolio Optimization Funds.”

SCHEDULE B

to the AMENDED AND RESTATED PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  PF Fixed Income Funds2 and Pacific Funds Diversified Income

I.                                      Operating Expense Limits for Class A Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2021

II.                                Operating Expense Limits for Class C Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income	0.10% through July 31, 2021
Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.05% through July 31, 2021

2  Pacific Funds Ultra Short Income, Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income and Pacific Funds Strategic Income are, together, the “PF Fixed Income Funds.”  The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

B-1

III.                          Operating Expense Limits for Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2021
Pacific Funds Core Income	0.05% through July 31, 2021
Pacific Funds Ultra Short Income	0.07% through July 31, 2022
Pacific Funds Diversified Income	0.10% through July 31, 2022

IV.                          Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds High Income	0.10% through July 31, 2021
Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income	0.05% through July 31, 2021
Pacific Funds Ultra Short Income	0.07% through July 31, 2022

Effective:  August 1, 2020

B-2

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT
FOR:  PF U.S. Equity Funds3

I.                                      Operating Expense Limits for Class A, Class C and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.20% through July 31, 2021

II.                                Operating Expense Limits for Class R6 Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.10% through July 31, 2021

Effective:  August 1, 2020

3  Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap and Pacific Funds Small-Cap Value are, together, the “PF U.S. Equity Funds.”  The expense caps for Class P shares of the PF U.S. Equity Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

C-1

SCHEDULE D

to the AMENDED AND RESTATED PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  Class P of Underlying Funds

Operating Expense Limits for Class P Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Core Income Pacific Funds Floating Rate Income	0.05% through July 31, 2021
Pacific Funds High Income	0.10% through July 31, 2021

PF Inflation Managed Fund

PF Managed Bond Fund

PF Short Duration Bond Fund

PF Emerging Markets Debt Fund

PF Growth Fund

PF Large-Cap Value Fund

PF Small-Cap Growth Fund (formerly named PF Developing Growth Fund)

PF Small-Cap Value Fund

PF Real Estate Fund

PF Emerging Markets Fund

PF International Large-Cap Fund

PF International Value Fund

0.15% through July 31, 2021 0.30% from August 1, 2021 through July 31, 2023
PF International Small-Cap Fund	0.25% through July 31, 2021
PF Multi-Asset Fund	0.16% through July 31, 2021
Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.20% through July 31, 2021

Effective:  August 1, 2020

D-1